                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        REXX ENVIRONMENTAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                        REXX Environmental Corporation
                                350 Park Avenue
                           New York, New York 10022

                                --------------

                 NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                                --------------

Dear Shareholder:

                  The Annual Meeting of Shareholders of REXX Environmental Corporation will be held in The Spruce Room at The Penn Club, 30 West 44th Street, New York, New York, on Thursday, June 25, 1998, at 11:15 A.M., to:

                  (1)      elect a Board of five directors; and

                  (2) act upon such other matters as may properly come before the meeting.


                  The Board of Directors has fixed the close of business on May 15, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.




                              Joseph Greenberger,
                                   Secretary


May 20, 1998


                            YOUR VOTE IS IMPORTANT

                     Whether or not you plan to attend the
                      meeting, please sign and return the
                           accompanying proxy card.

                        REXX Environmental Corporation
                                350 Park Avenue
                           New York, New York 10022
                                --------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                 June 25, 1998



Introduction

                  Proxies in the form enclosed are solicited by the management of REXX Environmental Corporation (the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Meeting") scheduled to be held on Thursday, June 25, 1998. All properly executed proxies received prior to or at the meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted for the election of the five directors nominated by manangement and, if other matters properly come before the meeting, in the discretion of either of the persons named in the proxy.

Shares Entitled to Vote

                  Holders of record of Common Stock at the close of business on May 15, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, there were 2,467,576 shares of Common Stock, $.02 par value, outstanding, each entitled to one vote. The Notice of Meeting, this Proxy Statement, the accompanying proxy card, and the Annual Report of the Company for its fiscal year ended December 31, 1997 are being mailed on or about May 22, 1998, to all holders of record of Common Stock on the Record Date.

Proxies and Revocation of Proxies

                  Execution and delivery of a proxy card will not affect a shareholder's right to attend the Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by presentation of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Meeting, however, will not in and of itself revoke a proxy.

                  A shareholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

                  No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks, and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                       PRINCIPAL HOLDERS OF COMMON STOCK

                  The following are believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock and by all directors and executive officers as a group, as of April 15, 1998:

                                                               Number of              Percent of
                          Name and Address                      Shares               Outstanding
                          ----------------                      ------               -----------
Arthur L. Asch                                                515,951(1)              20.6%(1)
350 Park Avenue
New York, New York 10022

Daren J. Barone                                               200,000                  8.1%
c/o Watkins Contracting, Inc.
8690 Aero Drive, Suite M327
San Diego, CA 92123

Greg S. Watkins                                               200,000                  8.1%
c/o Watkins Contracting, Inc.
8690 Aero Drive, Suite M327
San Diego, CA 92123

     All directors and executive officers(2)                  999,118(1)(2)           39.2%(1)(2)
      as a group (7 persons)

-------------------
(1) Includes 25,000 shares held by Mr. Asch's wife in which he disclaims beneficial ownership. Also includes 40,000 shares underlying options exercisable within 60 days, and excludes 30,000 additional shares underlying options not exercisable within 60 days.

(2) For information regarding beneficial ownership of the Company's Common Stock by each of its directors and executive officers, see "Certain Information Regarding Management's Nominees" and "Executive Officers."

                             ELECTION OF DIRECTORS

Certain Information Regarding
Management's Nominees

                  Five directors are to be elected at the 1998 Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. All nominees are presently directors of the Company. Unless re-elected, the present directors' term of office expires at the 1998 Annual Meeting of Shareholders. Management has no reason to believe that any nominee will be unable to serve. If any should not be available, either person named in the proxy may vote for a substitute nominee designated by the Nominating Committee of the Board of Directors. Nominees receiving a plurality of the votes cast at the Meeting, at which a quorum is present will be elected.

                  The following table gives certain information as of April 15, 1998 concerning the ownership, of the Company's Common Stock by its directors and nominees for re-election.

                                                                                 Director            Number         Percent of
Name                           Age   Biographical Information                      Since            of Shares       Outstanding
----                           ---   ------------------------                      -----             ---------      -----------

Arthur L. Asch                 56    Chairman of the Board of Directors            1979              515,951(1)         20.6%
                                     and Chief Executive Officer of the
                                     Company, and member of the
                                     Executive and Nominating
                                     Committees. Chairman of the Oak Hill
                                     Sportswear Division of Donnkenny
                                     Apparel, Inc. from July 1995 through
                                     December 1997.

Michael A. Asch                31    President and Chief Operating Officer         1996               78,167 (2)         3.1%
                                     and Treasurer of the Company since
                                     January 1997 and Chief Financial
                                     Officer since March 1994.  Member of
                                     the Executive, Compensation and
                                     Nominating Committees.  From
                                     March 1994 through December 1996,
                                     Vice President of the Company.  Vice
                                     President-Operations of the Domestic
                                     Division of the Company's Oak Hill
                                     Sportswear operations from January
                                     1993 to March 1994.   From July 1995
                                     through December 1996, Vice
                                     President and Chief Financial Officer
                                     of the Oak Hill Sportswear Division of
                                     Donnkenny Apparel, Inc.  Since
                                     February 1992, President and
                                     principal of Anniston Capital, Inc.
                                     (investment banking). Since November 1997,
                                     Trustee of the Trautman Kramer Trust
                                     (registered investment company). Michael A.
                                     Asch is the son of Arthur L. Asch.


                                                                                 Director         Number     Percent of
Name                           Age   Biographical Information                      Since        of Shares    Outstanding
----                           ---   ------------------------                      -----        ---------    -----------

Joseph Greenberger             62    Secretary of the Company and                  1979               --            --
                                     member of the Executive,
                                     Nominating, Audit, and Stock Option
                                     Committees. Practitioner at his New
                                     York law office.

James L. Hochfelder            54    Member of the Audit, Compensation             1997            5,000(3)          *
                                     and Stock Option Committees.
                                     President of Beldoch Industries
                                     Corporation   (women's apparel) for
                                     more than 10 years.

Brian A. Wasserman             32    Member of the Audit, Compensation             1997              _ _(3)          *
                                     and Stock Option Committees.
                                     Managing Director of the Whitestone
                                     Group, LLC (investment and
                                     merchant banking, venture capital),
                                     Managing Director of Wilshire
                                     Advisers, Inc. (investment advisor),
                                     Managing Member of Sharp
                                     Management, LLC (financial
                                     consultants), General Partner of
                                     Kinder Investments, LP (venture
                                     capital limited partnership), since
                                     December 1997.  Treasurer of Engex,
                                     Inc. (closed end mutual fund), since
                                     April 1992. Founder and Chief
                                     Financial Officer of First Lawrence
                                     Capital Corp. (investment banking)
                                     since March 1996.  Investment
                                     Analyst of Kinder Investments, LP,
                                     Chief Financial officer of American
                                     Investors Advisors, Inc. (investment
                                     advisor), and Chief Financial Officer
                                     of D. H. Blair Investment Banking
                                     Corp. (investment banking), from
                                     April 1992 to December 1997.
                                     Director of Heuristic Development
                                     Corp. (formerly a developer of
                                     computer integrated systems), since
                                     December 1997.


-----------------
*        Less than 1%.

(1)      See Note 1 to "Principal Holders of Common Stock."

(2) Includes 6,000 shares held as custodian for minor children. Mr. Asch disclaims beneficial ownership of these shares. Includes 42,167 shares underlying stock options exercisable within 60 days, and excludes 41,833 shares underlying options not exercisable within 60 days.

(3) Excludes 15,000 shares underlying stock options not exercisable within 60 days.


Meetings of Board and Committees

                  The Board of Directors had nine meetings during 1997. All directors attended all Board meetings. The Board has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the New York Business Corporation Law, may be delegated to such a Committee. The Executive Committee had several informal meetings and one formal meeting during 1997. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It had one meeting during 1997. The Nominating Committee recommends to the Board the slate of management nominees for election as directors and also recommends officers and other Company officials; it will consider nominations by shareholders made in writing to the Chairman of the Board. The Nominating Committee had one meeting during 1997. The Stock Option Committee, which had one meeting in 1997, is authorized to award options under the Company's stock option plan. The Compensation Committee is empowered to authorize executive officers' compensation. It was established on December 19, 1997 and did not meet in 1997.

Compensation of Directors

                  On joining the Board in December 1997, Messrs. Hochfelder and Wasserman were each granted options to purchase up to 15,000 shares of the Company's Common Stock pursuant to the Company's Non-Qualified Stock Option Plan, as amended, which provides for the automatic grant of such options on a director's initial election to the Board. In addition, as directors who are not also officers or employees of the Company, they are paid a fee at the rate of $10,000 per annum. During 1997, Messrs. Hochfelder and Wasserman were paid a total of approximately $1,000 for the portion of the year that they were directors.

Executive Officers

                  The Company has two corporate executive officers, Arthur L. Asch and Michael A. Asch (see, "Certain Information Regarding Management's Nominees," above). Its Watkins Contracting, Inc. ("WCI") operating subsidiary has two executive officers, Greg S. Watkins and Daren J. Barone. Their ages, business experience over the last five years and the number of shares of the Company's Common Stock benefically owned by each of them as of April 15, 1998, are set forth below:



                                                                                  Number       Percent of
                                Age    Business Experience                       of Shares     Outstanding
                                ---    -------------------                       ---------     -----------

Greg S. Watkins                 33     President of WCI since January             200,000          8.1%
President of WCI                       1995.  Secretary and Treasurer of
                                       WCI from July 1991 to Janurary 1995 and
                                       Vice President from June 1992 to
                                       January 1995.

Daren J. Barone                 33     CEO of WCI since November 1997             200,000          8.1%
CEO of WCI                             and Secretary and Treasurer since
                                       January 1995.  Sales manager of
                                       WCI from February 1992 to January
                                       1995.


Executive Compensation

                  The following table summarizes for the Company's fiscal year ended December 31, 1997 and for the two prior fiscal years, the compensation earned by its Chief Executive Officer and by its only other executive officer who served in such capacity in its fiscal year ended December 31, 1997 and whose total annual compensation exceeded $100,000 in the fiscal year.

                                                            Summary Compensation Table

                                                                                                            Long Term
                                                       Annual Compensation                             Compensation Awards
                                                       -------------------                             -------------------
                                                                          Other Annual            Securities           All Other
                       Year          Salary ($)         Bonus ($)       Compensation (1) ($)      Underlying        Compensation(2)
Name and               ----          ---------         ---------       --------------------        Options (#)      --------------
Position                                                                                          -----------
--------
Arthur L.             1997          $ 50,000(3)        $120,000            $    ---                    ---               $1,820
Asch                  1996          $ 50,000(3)        $  ---              $    ---                 30,000               $2,400
(Chief                1995          $300,404(3)        $  ---              $    ---                    ---               $8,400
Executive
Officer)

Michael A.            1997          $215,000(4)        $  ---              $    ---                    ---               $8,400
Asch                  1996          $ 25,000(4)        $  ---              $    ---                 50,000                $ 900
(Chief                1995          $129,846(4)        $  ---              $    ---                    ---               $7,191
Operating
and Chief
Financial
Officer)

--------------------------------

         (1) No executive officer's perquisites equaled or exceeded the lesser of $50,000 or 10% of his cash compensation and bonus.

         (2) Represents amounts paid under the Company's defined contribution pension and profit sharing plans.

         (3) Until July 24, 1995, when the sale of the Company's Sportswear Division was consummated, Arthur L. Asch was compensated by the Company at the rate of $500,000 per year, and he was compensated by the new owner of the Sportswear Division from July 25, 1995 through December 31, 1997 at the rate of $450,000 per year. As negotiated in connection with the sale of the Sportswear Division, from July 25, 1995 through December 31, 1997 he was paid regular compensation by the Company at the rate of $50,000 per year. Since January 1, 1998 he has been compensated by the Company at the rate of $325,000 per year.

         (4) Until July 24, 1995, the Company compensated Michael A. Asch at the rate of $215,000 per year, and he was compensated by the new owner of the Sportswear Division from July 25, 1995 through December 31, 1996 at the rate of $165,000 per year. As negotiated in connection with the sale of the Sportswear Division, from July 25, 1995 through December 31, 1996 he was compensated by the Company at the rate of $25,000 per year.

Deferred Compensation Plans

                  The Company has non-contributory defined contribution pension and profit sharing plans covering certain employees (including executive officers) of the Company, and WCI, the Company's wholly-owned operating subsidiary, has a matching contribution 401(k) retirement plan covering certain employees (including its executive officers) of WCI. Neither the Company nor WCI has a defined benefit or actuarial plan.

Certain Transactions

         Greg S. Watkins and Daren J. Barone are the executive officers of WCI. The Company acquired WCI from them on October 21, 1997. WCI is a leading regional provider of asbestos-abatement services, demolition and dismantling services, and other related specialty contracting services, including lead paint abatement, to a broad range of governmental, commercial, industrial and institutional clients located primarily in California. The total consideration to Mr. Watkins and Mr. Barone for the acquisition consisted of (a) $3,600,000 in cash, using cash on hand, (b) 400,000 shares of restricted common stock of the Company, and (c) rights entitling each of Mr. Watkins and Mr. Barone to sell back to the Company, at $5.00 per share, up to (x) 25,000 shares of such common stock per quarter, starting April 1, 1999, if WCI earns in excess of $2,700,000 in pretax income (as defined in the Rights Agreements referred to below) during 1998, and (y) an additional 25,000 shares of such common stock per quarter, starting April 1, 2000, if WCI earns in excess of $2,700,000 pretax income (as defined therein) during 1999. Rights Agreements, dated October 21, 1997, between Mr. Watkins and the Company and between Mr. Barone and the Company, and Employment Agreements, dated October 21, 1997, between Mr. Watkins and WCI and Mr. Barone and WCI, were executed pursuant to the Stock Purchase Agreement, dated October 21, 1997, between the Company, as buyer, and Mr. Watkins and Mr. Barone, as sellers, pursuant to which said acquisition was consummated. Said Employment Agreements entitle Mr. Watkins and Mr. Barone to each receive from WCI a salary, until December 31, 2000, at the rate of $180,000 a year, incentive compensation equal to 5% of the pretax income (as defined in the Employment Agreements) of WCI above $2,700,000, and additional incentive compensation equal to 2.5% of the pretax income of WCI above the greater of $2,700,000 or WCI's prior year's pretax income (as defined therein).

         Joseph Greenberger, a director, serves as corporate counsel to the Company. For the services of his law firm, Greenberger & Forman, in 1997, it earned approximately $120,000 during the year for regular legal services and for legal services in connection with the Company's acquisition of WCI. The Company expects to incur fees of approximately $60,000 for his regular legal services during 1998.

         The Company maintains directors' and officers' liability insurance. For 1997, the aggregate premiums for such insurance was approximately $77,800.


Compensation Committee Interlocks and Insider Participation

         On December 19, 1997, the Board established a Compensation Committee and elected Michael A. Asch, James L. Hochfelder and Brian A. Wasserman as members of the Committee. Two directors, Arthur L. Asch and Michael A. Asch, are compensated executive officers and employees of the Company, and another director, Joseph Greenberger, earns fees for legal services to the Company. The Compensation Committee did not take any action during 1997. All directors participated in the deliberations of the Board with respect to its compensation actions in 1997, except that neither Arthur L. Asch nor Michael
A. Asch voted with respect to the Board's action on his own compensation or bonus. Arthur L. Asch is the father of Michael A. Asch. Messrs. Asch and Mr. Greenberger, are the members of the Board's Nominating Committee, which recommends all nominees for election or re-election as directors.

Board's Compensation Report

         Until December 19, 1997, the Board had no separate Compensation Committee; the Board performed the functions of such a Committee, and it authorized executive officer compensation. On January 1, 1997, Michael A. Asch became an executive employee of the Company for the majority of his business time, and since then he has been compensated by the Company at the rate of $215,000 per year. The Board, in authorizing that compensation, considered his prior compensation level (see, "Executive Compensation - Summary Compensation Table," note 4, above), his familiarity with the affairs of the Company, and its judgement of his value to the Company as its chief operating and chief financial officer. In 1997, the Company paid Arthur L. Asch compensation at the rate of $50,000 per year (see, "Executive Compensation - Summary Compensation Table," note 3 above). In addition, on December 3, 1997 the Board authorized a bonus to Arthur L. Asch of $120,000 for 1997, in recognition for his services to the Company in connection with its acquisition of WCI.

         Aaron W. Weingarten was a director until he resigned on December 3, 1997 and his signature appears to this Report only for the period through his resignation, and Brian
A. Wasserman was elected a director on that date, and his signature appears to the Report only for the period from his election.


                                                       Arthur L. Asch
                                                       Michael A. Asch
                                                       Joseph Greenberger
                                                       Kenneth S. Roth
                                                       Brain A. Wasserman
                                                       Aaron W. Weingarten

Performance Graph

                  Prior to its acquisition of WCI on October 21, 1997, and until it sold its women's sportswear business in 1995 and disposed of the assets and phased out of its remaining accessories business in 1996 and early 1997, the Company was in the women's apparel business. The following graph compares the cumulative return (assuming the reinvestment of dividends, if any) through October 21, 1997, on $100 invested at the close of trading on the last trading day of 1992 in REXX Environmental Corporation (formerly Oak Hill Sportswear Corporation, until its name change on February 18, 1998), the S&P 500 Index, and a peer group of companies in the women's apparel business. The peer group represents the Value Line Apparel Index, excluding those companies with market capitalizations over $500 million, as of October 21, 1997, and is comprised of Farah Inc., Hartmarx Corp., Kellwood Co., Oshkosh B'Gosh, Inc. Class A Shares, Oxford Industries, Inc., Phillips-Van Heusen and Tultex Corp. Those companies excluded as a result of the market capitalization criterion were Fruit of the Loom, Liz Claiborne, Russell Corp. and V. F. Corp. The peer group is weighted by market values of the companies in the group at the beginning of each measurement period.


               Comparison of Five-Year Cumulative Total Return*
           Rexx Environmental Corp. (formerly Oak Hill Sportswear),
                      Standard & Poors 500 And Peer Group
                    (Performance Results Through 10/21/97)


$250.00  -                                                             $237.73 &
         |
         |
         |
$200.00  -                                                  $189.56
         |                        $159.09      $153.80         &
         |                          *             &
         |
$150.00  -          $129.55
         |            *
         |            # $121.11
         |            &              &                                 $115.75 #
$100.00  *&*        $110.09       $111.85
       $100.00                                               $83.95
         |                           #           $72.73       #
         |                         $77.79         #*
 $50.00  -                                       $67.33       *                *
         |                                                   $59.09     $50.00
         |
         |
  $0.00  -----------------------------------------------------------------------
        1992        1993           1994         1995          1996      10/21/97


================================================================================
--*-- Rexx Environmental Corp.  --&-- Standard & Poors 500  --#-- Peer Group
================================================================================


Assumes $100 invested at the close of trading 12/31/92 in Rexx Environmental Corp. common stock, Standard & Poors 500, and Peer Group.
*Cumulative total return assumes reinvestment of dividends.

                  Upon its acquisition of WCI on October 21, 1997, the Company became engaged in the environmental remediation business. The following graph compares the cumulative return (assuming the reinvestment of dividends, if any) on $100 invested at the close of trading on October 21, 1997 in REXX Environmental Corporation, the S&P 500 Index, and a peer group of companies with significant operations in the environmental remediation and abatement business. The peer group is limited to companies with market capitalizations of less than $250 million as of December 31, 1997, and is comprised of American Eco Corporation, CET Environmental Services, Inc., Commodore Applied Technologies, Inc., EA Engineering, Science & Technology, Inc., Harding Lawson Associates Group, Inc., IDM Environmental Corp., Kimmins Corp., NSC Corporation and Sevenson Environmental Services, Inc. The peer group is weighted by market values of the companies in the group at the beginning of each measurement period.


                        Comparative Annual Total Return
           Rexx Environmental Corp. (formerly Oak Hill Sportswear),
                     Standard & Poors 500 And Peer Group
                    (Performance Results Through 12/31/97)



$300.00  -
         |
         |
         |
$250.00  -                                                             $272.73 *
         |
         |
         |
$200.00  -
         |
         |
         |
$150.00  -
         |
         |
         |                                                             $106.35 &
$100.00  *&*                                                            $96.21 #
       $100.00
         |
         |
 $50.00  -
         |
         |
         |
  $0.00  -----------------------------------------------------------------------
       10/21/97                                                            1997


================================================================================
--*-- Rexx Environmental Corp.  --&-- Standard & Poors 500  --#-- Peer Group
================================================================================

Assumes $100 invested at the close of trading 10/21/97 in Rexx Environmental Corp. common stock, Standard & Poors 500, and Peer Group.
*Cumulative total return assumes reinvestment of dividends.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

                  Shareholders may present proposals for inclusion in the 1999 Proxy Statement provided they are received by the Company at its principal executive offices no later than January 22, 1999 and are in compliance with applicable regulation of the Securities and Exchange Commission.

                          FILINGS UNDER SECTION 16(a)

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Other than Mr. Arthur L. Asch, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

                  Based on a review of the copies of the Forms furnished to the Company, it believes that all filing requirements applicable to its officers and directors were complied with in a timely manner during 1997.


                 THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

                  Price Waterhouse LLP has been appointed the Company's independent public accountants for 1998. A representative of Price Waterhouse LLP is expected to be present at the 1998 Annual Meeting of Shareholders and will be available to answer appropriate questions.

A SHAREHOLDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997, BY WRITING
TO: REXX ENVIRONMENTAL CORPORATION, 350 PARK AVENUE, NEW YORK, NY 10022: ATTN:
PRESIDENT.

Dated: May 20, 1998

                        REXX ENVIRONMENTAL CORPORATION
          This Proxy is Solicited on Behalf of the Board of Directors


                  The undersigned hereby appoints Arthur L. Asch and Michael
A. Asch as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of REXX Environmental Corporation held of record by the undersigned on May 15, 1998 at the Annual Meeting of Shareholders to be held on June 25, 1998 and any adjournment thereof.

-
1. Election of Directors

     / /   FOR all nominees listed              / /   WITHHOLD AUTHORITY TO
           below (except as marked                    vote for all nominees
           to the contrary below)                     listed below

Arthur L. Asch, Michael A. Asch, Joseph Greenberger, James L. Hochfelder, Brian A. Wasserman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-----------------------    ------------------



2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                    (Please date and sign on reverse side)

                  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors.

                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Please sign exactly as name appears herein.






                                           ----------------------------------
                                           (Signature)





                                           ----------------------------------
                                           (Signature, if held jointly)


                                           Dated:______________________, 1998




                                           PLEASE MARK, SIGN, DATE AND
                                           RETURN THIS PROXY CARD PROMPTLY
                                           USING THE ENCLOSED ENVELOPE.